ASSET PURCHASE AGREEMENT



         This Asset Purchase Agreement ("Agreement") is made and entered into as of December 19, 1996, by and between Oryx Power Products Corporation, a corporation organized and existing under the laws of the State of Delaware and maintaining its principal place of business at 1601 Feehanville Drive, Mount Prospect, Illinois 60056 ("Power Products"), and Power Sensors Corporation, a corporation organized and existing under the laws of the State of Illinois and maintaining its principal place of business at 1115 Tower Road, Schaumburg, Illinois 60173 ("PSC"). Together, Power Products and PSC are the only parties hereto.


                                    RECITALS

     A. Power Products is in the business of designing, developing and manufacturing power conversion products for electronic devices.

     B. PSC is in the business of designing, developing and manufacturing specialized power converters for electronic devices.

     C. Power Products wishes to acquire all worldwide right, title and interest in and to certain of the tangible and intangible assets of PSC, and to assume certain liabilities of PSC.

     D. PSC wishes to sell to Power Products all worldwide right, title and interest in and to such assets, and to transfer to Power Products such liabilities.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:


         1.       DEFINITIONS

                  (a) The "Agreement" shall mean this Agreement, including its Disclosure Schedule, and all other schedules and exhibits attached hereto or to the Disclosure Schedule.


                  (b) The "Agreements to be Assigned" shall mean (i) all manufacturing, representative, distributor and supplier agreements relating to the Products as further described in Section 3(a)(xxi) of this Agreement and as set forth on Exhibit D to the Disclosure Schedule, (ii) all non-disclosure agreements relating to the Purchased Assets as further described in Section
3(a)(x)  of this  Agreement  and as set  forth in  Exhibit  A to the  Disclosure
Schedule, and (iii) all leases for real and personal property and other agreements relating to the operation of PSC's business which are specified in the Disclosure Schedule.

                  (c) The "Assumed Liabilities" shall mean only those specific liabilities as set forth on Exhibit B to the Disclosure Schedule. The total of such Assumed Liabilities shall not exceed $800,000 without the express written consent of Power Products.


                  (d) The "Closing Date" of this Agreement shall be the date on which the "Closing" occurs as defined in Section 6(a) below.

                  (e) "Customer" shall mean any individual, firm, partnership, corporation, proprietorship, association, governmental body or other organization or entity to whom PSC, its subsidiaries or agents has leased, sold or otherwise conveyed the right to use the Products prior to the Closing Date, as set forth on Exhibit C to the Disclosure Schedule.

                  (f) "Customer Data" shall mean all of PSC's customer lists, lists of End-Users, advertising and marketing know-how and materials, sales tools and advertising and other data on Customers and potential customers related to the Products.

                  (g) "Disclosure Schedule" shall mean the disclosure schedule and its attached exhibits dated the date hereof, signed or initialed for identification by a duly authorized representative of PSC, delivered to Power Products prior to the execution of this Agreement, and attached hereto.

                  (h) "Documentation" shall mean all (i) schematics, drawings, layouts, parts lists, and other materials related to the design and manufacture of the Products, and (ii) specifications and documents necessary for the use and maintenance of the Products to assure performance of the functions they were designed to perform, including but not limited to, all user manuals, test or other data, test programs, and other necessary information that is owned, used or held by PSC, and described further in the Disclosure Schedule.

                  (i) "General Assets" shall mean those assets of PSC so listed and described in the Disclosure Schedule.

                  (j) "Intellectual Property" shall mean any and all of the right, title and interest of PSC in and to: the Marks, the Customer Data, all worldwide marketing rights, copyrights, copyright registrations, copyright applications, patent rights (including, without limitation, issued patents, applications, divisions, continuations and continuations-in-part, reissues, patents of addition, utility models and inventors' certificates), trade secrets, inventions, inventors' notes, drawings and designs, and vendor lists and the goodwill associated with any of the foregoing, relating to the Products or the Documentation or otherwise described in the Disclosure Schedule.

                  (k) The "Marks" shall mean the trademarks "Power Sensors" and any other trade or service marks or names used in connection with the Products, and all trade or service mark registrations (and any applications therefor) associated therewith, together with all associated goodwill, as described further in the Disclosure Schedule.

                  (l) "Products" shall mean all products and components thereof previously and/or currently manufactured by or for PSC, and including all optional parts and equipment marketed as a part of the foregoing, as set forth on Exhibit D to the Disclosure Schedule. The term "Products" shall include all present and predecessor versions of the above (whether or not actually marketed).

                  (m) "Proprietary Information" shall mean information which discloses an apparatus, products, methods, processes, circuits, algorithms, software designs and methodologies, customer lists, marketing data, product pricing, listings, product plans, procedures and techniques used by PSC in the development, manufacture, assembly and marketing of the Products, where such information derives independent economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and which is the subject of efforts by PSC that are reasonable under the circumstances to maintain its secrecy.

                  (n) The "Purchased Assets" shall mean the Products, the Documentation, the Customer Data, the General Assets, the Intellectual Property, and the Agreements to be Assigned, collectively.


         2.       SALE OF PURCHASED ASSETS AND PURCHASE PRICE

                  (a) In consideration of Power Products' payment to PSC pursuant to the provisions of Section 2(d) below, and subject to the provisions set forth in this Agreement, at the Closing Date, PSC shall transfer, sell and assign to Power Products, and Power Products shall purchase from PSC, all worldwide right, title and interest in and to the Purchased Assets, including, without limitation, the worldwide right to manufacture, market, distribute and sell the Products.


                  (b) PSC hereby agrees not to use, after the Closing Date, the Marks or any confusingly similar product name or service mark, except that for thirty (30) days following the Closing Date, PSC may use the Marks to dispose of the assets not purchased by Power Products under this Agreement.


                  (c) PSC agrees that at and after the Closing Date PSC shall have no further right to manufacture or market the Products or to use any of the Intellectual Property or Proprietary Information.

                  (d) In  consideration  of PSC's  transfer to Power Products of
the  Purchased  Assets,   Power  Products  shall  pay  PSC  and  assume  certain
liabilities as follows:

                           (i)      Power  Products  Stock.
     At the Closing, Power Products shall pay to PSC consideration in the form of shares of Power Products Series A Common Stock (the "Series A Securities") to be paid as follows: (a) 540,000 shares of the Series A Securities shall be delivered to PSC at the closing; and (b) 60,000 shares of the Series A Securities (the "Escrow Amount") shall be deposited in an escrow account (the "Escrow") established pursuant to the terms and conditions of the escrow agreement by and among Power Products, PSC, and an escrow agent (the "Escrow Agent") substantially in the form attached hereto as Exhibit 4 (the "Escrow Agreement"). If, within three (3) years of the Closing Date, Power Products is not itself (a) sold as an entirety to, or purchased by, a third party for cash or public securities of such third party or (b) publicly traded as a company whose securities are registered under the Securities Act of 1933 or is a reporting company under the Securities Exchange Act of 1934, then each of the holders of such Series A Securities on that date, shall have the option to exchange the Series A Securities into a non-interest bearing promissory note (the "Promissory Note") of Power Products substantially in the form of Exhibit 2 hereto (the "option" or "conversion right.").

     Such option shall be exercised, if at all, by each holder of the Series A Securities (as shown on Power Products stock registry) sending a signed notice to Power Products within thirty (30) days after the expiration of the three (3) year period following the Closing Date. The failure of any such registered holder to send such signed notice within the thirty (30) day period shall be deemed to be a failure to exercise such conversion right, and the conversion right shall thereafter be void. All such notices sent under this section 2(d)(i) shall be sent in accordance with Section 12 below.

 The text of the notice to be sent by the holders of the Series A Securities shall be as follows:

     "The undersigned registered holder of Power Products Series A Common Stock issued in the Power Products acquisition of the assets of Power Sensors Corporation under that certain Asset Purchase Agreement dated ____________, 1996, hereby exercises his/her option right to demand that Oryx Power Products purchase such shares in their entirety in accordance with the terms of said Asset Purchase Agreement by executing that certain Promissory Note attached to said Asset Purchase Agreement in an amount equal to two dollars and fifty cents ($2.50) per such share."


     Upon its receipt of such notice, Power Products shall execute the Promissory Note substantially in the form attached hereto as Exhibit 2 in the amount of two dollars and fifty cents ($2.50) per share of Power Products Series A Common Stock to be purchased, and deliver same to the registered holder thereof.
     Power Products agrees that following the Closing Date, it will not directly or indirectly cause the issuance to itself, its parent corporation, any subsidiary of its parent corporation, or corporate entity in which it's parent corporation holds a greater than fifty percent (50%) interest, any Power Products Series A Securities unless it provides to PSC or its successors in interest the option for a period of thirty (30) days following delivery of written notice of the proposed issuance of the Series A Securities, to purchase on the same terms and conditions that amount of Series A Securities as necessary to preserve PSC's same percentage ownership of the outstanding Series A
Securities   immediately  prior  to  the  proposed  issuance  of  the  Series  A
Securities.

     If Power Products at any time within three (3) years of the Closing Date proposes to register any of its Series A Securities under the Securities Act (other than a registration effected solely to implement an employee benefit plan or any other form or type of registration in which the Series A Securities cannot be included pursuant to Commission regulation, rule or practice), it will give written notice to PSC or its successors in interest of its intention to make such registration. If such registration is proposed to be on a form which permits inclusion of the Series A Securities, then upon the written request of PSC or its successors in interest, given within thirty (30) days after transmittal by Power Products to PSC or its successors in interest of such written notice (stating the intended method and terms of disposition of such securities, including a list of the jurisdictions in which the Power Products intends to qualify such securities), Power Products will use commercially reasonable efforts to cause such Series A Securities of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent requisite to permit such sale or other disposition by such holders of the Series A Securities so registered. If the managing underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the managing underwriter may limit the Series A Securities and other securities to be distributed through such underwriting. Power Products will notify PSC or its successors in interest of such limitation and the number of shares of Series A Securities that may be included in the registration and underwriting shall be allocated in proportion to the respective amounts of such securities held by PSC or its successors in interest at the time of filing the registration statement.

              (ii)     Assumption of  Liabilities.

     As of the Closing, Power Products will assume the Assumed Liabilities as set forth on Exhibit B to the Disclosure Schedule, which Assumed Liabilities will not exceed $800,000 without the express written consent of Power Products. As part of this $800,000 assumption of liabilities, Power Products will, prior to the Closing Date, repay in full the Small Business Administration Loan with Merchants' Bank of Aurora and the National Republic Bank of Chicago Loan, both identified on the Disclosure Schedule, provided that Power Products is able to obtain prior to the Closing Date a new loan from the National Republic Bank of Chicago for the amount of, and to accomplish, such repayment.



         3.       REPRESENTATIONS AND WARRANTIES

                  (a) Representations and Warranties of PSC. As of the date hereof and as of the Closing Date, PSC represents and warrants to Power Products as follows:

                           (i)      Due  Organization.  PSC is a corporation
duly organized, validly existing andin good standing under the laws of the State of Illinois. Unless otherwise set forth in the Disclosure Schedule, PSC is in good standing and qualified as a foreign corporation to do business in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary.


                           (ii)     Power and  Authority.  PSC will,  as of the
Closing  Date,  have the  corporatepower and  authority  to execute  and deliver  this  Agreement  and each of thedocuments  contemplated  hereby  to
which  PSC is a party,  and to  perform  itsobligations   hereunder  and
thereunder,   and  the  execution,   delivery  and performance of this Agreement
 and each of the documents contemplated hereby to which PSC is a party will, as of the Closing Date, have been duly and validly authorized and approved by all necessary and proper corporate action on the part of PSC. PSC will, as of the Closing Date, have taken all other action required by law, its Certificate of Incorporation or By-Laws or any agreement to which it is a party or to which it may be subject in order to execute and deliver this Agreement and to
perform  its  obligations  hereunder,   including,   without limitation,
obtaining the approval of its shareholders and Board of Directors respectively.


                           (iii)    Legality and Validity. Assuming due
authorization,  execution and delivery on the part of Power
Products where applicable, this Agreement and each of the documents contemplated hereby to which PSC is a party, to the best of PSC's knowledge, constitute legal, valid and binding obligations of PSC, and, to the best of PSC's knowledge, are enforceable against PSC in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.


                           (iv)     Execution  Legal.  The execution and
delivery of this Agreement and each of the documents contemplated hereby to which PSC is a party and the consummation of the transactions contemplated hereby and thereby will not, on the part of PSC, violate any state, federal or other statute or regulation or any order of any court or other governmental department, authority, agency or instrumentality, including without limitation, any Illinois bulk sales or transfer law.

                           (v)      Title to Assets.  Except as set forth in the
 Disclosure Schedule, PSC has all worldwide rights to, and ownership interest in, the Purchased Assets, including all components and related Intellectual Property transferred with respect to the Products hereunder, free and clear of all claims, liens and encumbrances, and PSC further warrants that it has no obligations to third parties with respect to the Purchased Assets, except as set forth in the Disclosure Schedule. PSC has the exclusive right to bring actions for infringement of the Documentation. Notwithstanding anything to the contrary contained herein, PSC makes no representation or warranty as to whether it has any proprietary exclusive rights to the Intellectual Property, although it is unaware that the same infringes any patents.

                           (vi)     Compliance with Laws.  Except as set forth
in the Disclosure Schedule, to the best of its knowledge, PSC is not in violation of any applicable statute, regulation (including environmental and occupational safety and health laws, foreign corrupt practices laws and related regulations), ordinance, writ, injunction, order, judgment, or decree of any government or governmental agency, foreign or domestic, which relates to the Purchased Assets, which, if such violation exists, would have a material adverse effect on the Purchased Assets or the business which Power Products intends with respect to such assets.

                           (vii)    Actions  Pending.  Except as set forth in
the Disclosure  Schedule,  and to the best  knowledge  of  PSC,  there  are  no
 actions,  suits,   investigations  or proceedings (A) pending or threatened
against PSC or any properties or rights of PSC before any court,  arbitrator or administrator or governmental body which arose out of or are based upon the ownership or use of the Purchased Assets and there is no judgment, order, writ or decree of any governmental authority applicable to PSC which might have a material adverse effect on the value of the Purchased Assets to Power Products, (B) challenging the ownership or use, in and respect, of the Purchased Assets, or (C) asserting the invalidity of this Agreement or seeking to prevent any of the transactions contemplated hereby. Nor, to the best knowledge of PSC, is there any valid basis for any successful action, suit, investigation or proceeding of the nature referred to above.


                           (viii)   Conflicting  Agreements.
Subject to the obtaining of such consents and waivers as are listed and described in the Disclosure Schedule, neither the execution nor delivery by PSC of this Agreement nor compliance by PSC with the terms and provisions hereof will (A) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the Certificate of Incorporation or By-Laws of PSC, any award of any arbitrator or any other agreement (including any agreement with stockholders), or regulations to which PSC is subject, or (B) result in the creation of any lien upon the Purchased Assets. Except as set forth in the Disclosure Schedule, PSC is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness, any agreement relating thereto or any other contract or agreement (including its Certificate of Incorporation) which restricts or otherwise limits the transfer of the Purchased Assets. Except as set forth in the Disclosure Schedule, neither PSC nor any affiliate of PSC is a party to any joint venture or similar affiliation involving the Purchased Assets.


                           (ix)     Proprietary Rights.  Except as set forth in
the Disclosure Schedule, as of the Closing Date, to the best of its knowledge, PSC's manufacture, marketing or use of the Products, Documentation and Intellectual Property does not infringe upon any U.S. patent, copyright, trade secret or other proprietary right held by any third party, or, to the best of PSC's knowledge, any non-U.S. patent, copyright, trade secret or other proprietary right held by any third party.


                           (x)      Access.  Except as set forth in the
Disclosure Schedule, all persons who in the ordinary course of business have had access to the Proprietary Information contained in and regarding the Purchased Assets have executed, or will have executed prior to the Closing, a non-disclosure agreement with PSC. All such agreements are listed and described in the Disclosure Schedule. The rights to enforce these agreements with respect to the Purchased Assets and the Proprietary Information contained therein are hereby assigned to Power Products effective upon the Closing.


                           (xi)     Product  Versions.  Ownership  of all
rights to the Products owned by PSC, including all current, prior, and future versions (as same may exist), is hereby transferred from PSC to Power Products, as of the Closing Date.


                           (xii)    Work  in  Progress.   All  work  in
progress relating to modifications and enhancements of the Products and corrections to the Documentation is hereby transferred from PSC to Power Products as of the Closing Date.

                           (xiii)   Customer  List. The  Disclosure  Schedule
contains a true and accurate list of current  Customers of PSC, and PSC
represents  and warrants  that except as set forth  in  the   Disclosure
Schedule,   the   Customers   have  not  expressed dissatisfaction  to PSC with
the Products any more than reasonably expected in the normal course of business.

                           (xiv)    Absence of Changes.  Except as set forth in
the Disclosure Schedule or as may have been consented to in writing by Power Products, since October 31, 1996:

                                    (A)     there  has  been  no  material
adverse  change  in  PSC's   financial condition or business related to the
Purchased Assets; and

                                    (B)     there has not been any  damage,
destruction or loss (whether or not covered by insurance) materially and adversely affecting the Purchased Assets or components of PSC's business related to the Purchased Assets.

                           (xv)     Tax  Matters.  In all  respects  relating
to the  Purchased  Assets  or  PSC's business related to the Purchased  Assets, directly or indirectly, (A) PSC has filed all federal, state, local and foreign tax returns required to be filed for the jurisdictions in which the business or assets of PSC are subject to tax, (B) each such return is complete, accurate and in compliance with applicable law and regulations in all material respects, and (C) PSC has paid or provided for all such taxes of any nature whatsoever, with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax"), that are or would be shown on such tax returns as due and payable on or before the date hereof, other than such Taxes as are being contested in good faith.

                           (xvi)    Product and Service  Warranty.  The
Disclosure Schedule sets forth a true and complete description of all warranties provided by PSC to Customers with respect to the Products. Except as disclosed in the Disclosure Schedule, to the best of PSC's knowledge, no Product sold, licensed or leased is the subject of any pending or threatened claim for breach of warranty or product liability.


                           (xvii)   Employees.

                                   (A) Except as set forth in  Exhibit G to the
Disclosure Schedule, to the best of PSC's knowledge PSC is in compliance with all applicable laws and regulations respecting employment and employment practices, and terms and conditions of employment and wages and hours, violation of which would have a material adverse effect upon the value of the Purchased Assets to Power Products.

     (B) Exhibit G to the Disclosure Schedule contains (1) a true and complete list of all employment and consulting contracts or arrangements with any of PSC's current employees, (2) a true and complete list of all current employees or consultants retained by PSC, with salary or compensation rates, and (3) the names of all employees or former employees (or consultants) of PSC who are receiving or are entitled to receive at any time continuing payments of any kind after termination of employment other than under an employment contract listed in clause (1) immediately above.


                           (xviii)  Insurance.  The  Disclosure  Schedule
contains true and complete list of all policies of insurance relating to the Purchased Assets specifying the amount of coverage and type of insurance,true and complete copies of which have been delivered to Power Products. Except as set forth in the Disclosure Schedule, such insurance is in good standing and is duly in force and all premiums due with respect thereto have been paid. The Disclosure Schedule includes a true and complete description of claims experience  for the past five years,  including settled and  outstanding  claims relating to the Purchased Assets, under all insurance policies held by PSC, whether or not currently in effect, as set forth on Exhibit F to the Disclosure Schedule.

                           (xix)    Contracts.  The Disclosure  Schedule
contains true and complete  copies of all agreements,  arrangements, commitments and understandings, whether oral or written, and all instruments or documents to which PSC is a party or by which it is bound as the same may have been supplemented or amended, not elsewhere specifically referred to in this Section, which are material to PSC or have a term of more than one
year  and  which  relate  to  the  Purchased   Assets ("Contracts"),  as set
forth in Exhibit E to the  Disclosure  Schedule.  For the purposes of this
Section 3(a)(xx), "material" means the contract has a value in excess of $5,000 and/or is significant to the manufacture of the Products. To the best of
PSC's knowledge, except as set forth in the Disclosure Schedule, there has not been any breach, violation, default or event of default, or any event which with the giving of notice or passage of time would become a default or event of default by PSC (nor, to the best knowledge of PSC, by any other party to any Contract) under any Contract which individually or collectively would have a material adverse effect upon the value of the Purchased Assets to Power Products.

                           (xx)     Distributors,  Dealers,  Representatives,
Suppliers and Manufacturers. The following are either contained in the Disclosure Schedule or have been previously provided to Power Products:


                                    (A)     true and  complete  copies  of all
agreements or contracts with all current distributors, dealers, and representatives of the Products (including original equipment manufacturers), representatives and agents of PSC;

                                    (B)     true and complete  copies of all
agreements or contracts with persons who provided goods or services to PSC relating to the Products in the twelve months ended the date hereof and thereafter through the Closing Date, and to whom PSC paid or is committed to pay $5,000 or more in the  aggregate  since the beginning of said period;

                                    (C)     true and  complete  copies  of all
 agreements or contracts with all licensees, lessees and other users of the Products;

                                    (D)     a true and  complete  list of all
current advertising and marketing arrangements relating to the Products, and a description of the terms thereof; and

                                    (E)     true and complete  copies of all
current  contracts with  manufacturers and fabrication facilities.


There is no material agreement or contract (or the relationship of PSC and any of the foregoing persons or entities) which is not either set forth in the Disclosure Schedule or otherwise disclosed. All of the foregoing agreements or contracts are included in the Agreements to be Assigned except as set forth in the Disclosure Schedule.


                           (xxi)    Related Party  Transactions.  Except as set
 forth in the Disclosure Schedule, no shareholder, employee, officer, or director of PSC:

                                    (A)     has any interest in the Purchased
Assets, or

                                    (B)     to the best of PSC's  knowledge,
has any direct or indirect interest of any nature whatever in any corporation or business which competes with, conducts any business similar to, or has any present (or contemplated) arrangement or agreement (whether as a customer or supplier) with PSC relating to the Purchased Assets.

                           (xxii)   Disclosure.  This Agreement,  the Disclosure
 Schedule, the Exhibits hereto, and all certificates or statements furnished to Power Products by or on behalf of PSC in connection herewith do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to PSC which materially adversely affects or in the future will (so far as is now reasonably foreseeable by PSC) materially adversely affect the value of the Purchased Assets to Power Products which has not been set forth in this Agreement or the Disclosure Schedule.


                           (xxiii)  No Other Assets.  Upon transfer of the
Purchased Assets to Power Products, PSC will retain no assets necessary to the conduct of PSC's business other than the rights of PSC under this Agreement.


                           (xxiv)   Conduct of  Business.  From the date  hereof
  until the Closing Date, PSC has conducted its business in the ordinary course and has not entered into any contract or commitment, incurred any liability or taken any other action related to the Purchased Assets where such contract, commitment, liability or action was not in the ordinary course of business except as set forth in the Disclosure Schedule to be supplemented until the Closing.


                  (b) Representations and Warranties of Power Products. As of the date hereof and as of the Closing Date, Power Products represents and warrants to PSC as follows:

                           (i)      Due  Organization.  Power Products is a
corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.

                           (ii)     Power and Authority.  Power  Products has
the corporate power and authority to execute and deliver this Agreement, and each of the documents contemplated hereby to which Power Products is a party, and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and each of the documents contemplated hereby to which Power Products is a party, have been duly and validly authorized by all necessary and proper corporate action on the part of Power Products, and Power Products has taken all other action required by law, its Articles of Incorporation or By-Laws or any agreement to which it is a party or to which it may be subject in order to execute and deliver this Agreement and to perform its obligations hereunder.

                           (iii)    Legality and Validity.  Assuming due
authorization, execution and delivery on the part of PSC where applicable, this Agreement and each of the documents contemplated hereby to which Power Products is a party, constitute legal, valid and binding obligations of Power
 Products, and are enforceable against Power Products in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

                           (iv)     Execution  Legal.  The execution and
delivery of this Agreement and each of the documents   contemplated   hereby
to  which  Power  Products  is  a  party  and consummation of the  transactions contemplated hereby and thereby will not, on the part of Power Products, violate any state, federal or other statute or regulation or any order of any court or any governmental department,  authority, agency or instrumentality.

                           (v)      Compliance  with  Laws.  To  the  best  of
Power Products' knowledge, Power Products is not in violation of any applicable statute, regulation (including environmental and occupational safety and health laws, foreign corrupt practices laws and related regulations), ordinance, writ, injunction, order, judgment, or decree of any government or governmental agency, foreign or domestic, which relates to its property or the Purchased Assets, which, if such violation exists, would have a material adverse effect on the Purchased Assets or Power Products' business.

                           (vi)     Actions Pending.  There are no actions,
suits, investigations or proceedings pending, or to the best knowledge of Power Products, (A) threatened against Power Products or any properties or rights of Power Products before any court, arbitrator or administrator or governmental body which arose out of or are based upon the ownership or use of its property or the Purchased Assets and there is no judgment, order, writ or decree of any governmental authority applicable to Power Products which might have a material adverse effect on the value of its property or the Purchased Assets to Power Products, (B) challenging the ownership or use, in any respect, of its property or the Purchased Assets, or (C) asserting the invalidity of this Agreement or seeking to prevent any of the transactions contemplated hereby. To the knowledge of Power Products, no valid basis for any successful action, suit, investigation or proceeding of the nature referred to above exists.

                           (vii)    Conflicting  Agreements.  Neither the
execution nor delivery by Power Products of this Agreement nor compliance by Power Products with the terms and provisions hereof will (A) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the Certificate of Incorporation or By-Laws of Power Products, any award of any arbitrator or any other agreement (including any agreement with shareholders), or regulations to which Power Products is subject, or (B) result in the creation of any lien upon its property or the Purchased Assets. Power Products is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness, any agreement relating thereto or any other contract or agreement (including its Certificate of Incorporation) which restricts or otherwise limits the transfer of its property or the Purchased Assets.

                           (viii)   Tax Matters.  Power  Products has filed all
 federal, state, local and foreign tax returns required to be filed for the jurisdictions in which the business or assets of Power Products are subject to tax. Each such return is complete, accurate and in compliance with applicable law and regulations in all material respects. Power Products has paid or provided for all such taxes of any nature whatsoever, with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax"), that are or would be shown on such tax returns as due and payable on or before the date hereof, other than such Taxes as are being contested in good faith.


                           (ix)     Financial Statements.     Set  forth on
Exhibit 5 are the balance sheet and income statement of Power Products for the fiscal years ended 2/28/94 and 2/28/95 and the 9 month period ended
10/31/96 as filed with the  Securities and Exchange   Commission  on  the
Forms 10K-SB and 10Q-SB of Oryx Technology Corporation for the respective periods.


         4.       CONDITIONS TO OBLIGATIONS OF POWER PRODUCTS

                  Power Products' obligation to consummate the transactions contemplated by this Agreement shall be subject to the reasonable satisfaction, or to the waiver by Power Products in writing, on or before the Closing Date, of the following conditions, all of which are for the sole benefit of Power
Products:

                  (a)      Representations   and  Warranties  True.  The
representations and warranties of PSC contained in this Agreement shall be true in all material respects on the Closing Date, and a certificate attesting to same signed by Bharat Shah.

                  (b) Performance of Covenants. PSC shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by PSC prior to or on the Closing Date.


                  (c) No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or affect Power Products' rights hereunder except as set forth in the Disclosure Schedule; no suit, action, investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against PSC or Power Products which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby or which seeks to limit or otherwise affect any of Power Products' rights hereunder; and no written advice shall have been received by PSC or Power Products or their counsel from any governmental body or other person, and remain in effect, stating that an action or proceeding will, if any such transaction is consummated or sought to be consummated, be filed seeking to invalidate or restrain any such transaction or limit or otherwise affect Power Products' or PSC's right to the ownership of the Purchased Assets.


                  (d) Approvals and Consents. Except as set forth in the Disclosure Schedule, all approvals, applications, notifications or filings of or to public authorities, federal, state, or local, and, except as consented to by Power Products, all consents or approvals of any non-governmental persons who are parties to contracts or other agreements to which PSC is also a party or to which assets of PSC are subject, the granting of which is necessary for the consummation of the transactions contemplated hereby or for preventing any material loss or disadvantage to Power Products by reason of such transaction, shall have been obtained, and no such consent or approvals shall have imposed a condition to such consent or approval which in the reasonable opinion of Power Products is unduly burdensome to the financial position or operations of Power Products.

                  (e) Employment Agreements. Bharat Shah, Paul Dickerson, and Mike Segal each shall have executed an Employment Agreement in substantially the form attached hereto as Exhibit 1 to the Agreement, which is not part of the disclosure requirements set forth in the Disclosure Schedule.


         5.       CONDITIONS TO OBLIGATIONS OF PSC

                  PSC's obligations to consummate the transactions contemplated by this Agreement shall be subject to the reasonable satisfaction, or to the waiver by PSC in writing, on or before the Closing Date, of the following conditions, all of which are for the sole benefit of PSC:

                  (a) Representations and Warranties True. The representations and warranties of Power Products contained in this Agreement shall be true in all material respects on the Closing Date.

                  (b) Performance of Covenants. Power Products shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or affect PSC's rights hereunder; no suit, action, investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against Power Products or PSC which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby or which seeks to limit or otherwise affect any of PSC's rights hereunder; and no written advice shall have been received by Power Products or PSC or their counsel from any governmental body or other person, and remain in effect, stating that an action or proceeding will, if any such transaction is consummated or sought to be consummated, be filed seeking to invalidate, or restrain any such transaction or limit or otherwise affect Power Products' or PSC's right to the ownership of the Purchased Assets.

                  (d) Approvals and Consents. All approvals, applications notifications or filings of or to public authorities, federal, state, or local, and all consents or approvals of any non-governmental persons who are parties to contracts or other agreements to which Power Products is also a party or to which assets of Power Products are subject, the granting of which is necessary for the consummation of the transactions contemplated hereby, shall have been obtained.

                  (e) Employment Offers. Power Products shall have offered employment to those current employees of PSC listed on the Disclosure Schedule.

                  (f) Employment Agreements. Bharat Shah, Paul Dickerson, and Mike Segal each shall have executed an Employment Agreement in substantially the form attached hereto as Exhibit 1 to the Agreement, which is not part of the disclosure requirements set forth in the Disclosure Schedule.

         6.       EXECUTION AND CLOSING


                  (a) Time, Date and Place of Closing. The purchase and sale contemplated by this Agreement shall be consummated on or before December 20, 1996 at the offices of Shefsky, Froelich & Devine Ltd., 444 Michigan Avenue, Chicago, Illinois 60611 at such time as the parties may mutually agree or at such other time, date or place as the parties may mutually agree; provided, however, Power Products in its discretion may postpone the Closing Date for up to 90 days in the event that PSC has not performed the conditions to obligations of Power Products set forth in Section 4 above by December 20, 1996; and, provided further, PSC in its discretion may postpone the Closing Date for up to 90 days in the event that Power Products has not performed the conditions to obligations of Power Products set forth in Section 5 above by December 20, 1996. Closing may be effected by facsimile signatures, provided that all documents are followed by delivery of the originals.


                  (b) Deliveries by PSC. Subject to the terms and conditions hereof, at the Closing PSC will deliver or cause to be delivered to Power Products at Power Products' offices in Illinois the following:

                           (i)      duly executed  bills of sale and other
instruments of transfer in the form of Exhibit 3 in form and substance satisfactory to Power Products and its counsel and sufficient to convey to Power Products all right, title and interest in and to all of the Purchased Assets; and

                           (ii)     the other documents referred to in
Section 4(a), (d) and (e) hereof.

                  (c) Deliveries by Power Products. Subject to the terms and conditions hereof, at the Closing, Power Products will deliver the following:


                          (i)      to PSC,  one  (1)  stock  certificate
representing 540,000 shares of Power Products Series A Common Stock and the other documents referred to in Section 5 hereof; and

                           (ii)     to the Escrow Agent, one (1) stock
certificate representing 60,000 shares of Power Products Series A Common Stock to be held in escrow under the terms of the Escrow Agreement.


                  (d) Further Assurances. PSC and Power Products agree that at or after the Closing, upon the request of the other, each shall from time to time execute and deliver to the other all such instruments and documents or further assurances as shall be reasonably necessary to vest in Power Products title to and possession of the Purchased Assets, and further that each shall provide or otherwise make available to the other all such documents, instruments, agreements and other information and take such further actions as shall be necessary to consummate the transactions contemplated hereby.

                  (e) Sales Taxes. Power Products shall pay any sales, use, transfer or other taxes arising from the sale of the Purchased Assets to Power Products.

                  (f) Press Release. At a mutually agreed time, Power Products and PSC shall issue a joint press release announcing the purchase of the Purchased Assets in form and substance reasonably satisfactory to Power Products and PSC.


         7.       WARRANTIES


                  (a) Product Warranty. PSC represents and warrants that the Products as delivered to Power Products hereunder on the Closing Date and installed as described in PSC's Product installation manuals, (i) shall be suitable for use as currently documented and (ii) shall be capable of substantially performing in accordance with the documented specifications in all material respects. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. If any Products do not conform to the warranty, then Power Products shall be entitled to reimbursement from PSC or its successors in interest in the amount of the lesser of: (I) the internal cost of Power Products to conform the Products to the warranty; or (ii) the value ascribed to the Products as set forth on the Disclosure Schedule.


                  (b) No Brokers. PSC and Power Products mutually represent and warrant to each other that they have not negotiated with any broker or finder in connection with this Agreement or the subject matter hereof. Each party agrees that should any claim be made against the other party for any broker's commission or finder's fee by reason of the acts of such party, the party upon whose acts such claim is based and who is liable for such obligation shall hold the other party free and harmless from and against all liability and expenses in connection therewith.

                  (c) Survival of Warranties. PSC and Power Products hereby agree that any representations or warranties made by any party in this Agreement shall survive the execution of this Agreement and the delivery of the Purchased Assets for a period of three (3) years from the Closing Date hereof. The parties hereto each acknowledge that they are making said representations and warranties to induce the others to enter into this Agreement.


         8.       COVENANTS

                  (a) Maintenance of Status Quo. PSC agrees that from the date of execution of this Agreement until the Closing Date, it will not (1) offer or sell, or negotiate with or entertain any proposals from any other person for any such offer or sale of the Purchased Assets, or (2) negotiate with or entertain any proposals from any other persons for any other transaction wherein the Purchased Assets would be acquired, directly or indirectly, by any party other than Power Products. Until the Closing Date, PSC will use its best efforts to preserve intact PSC's customers, business organization and existing business relationships related to the Purchased Assets. In this regard PSC agrees that during the period from the time it executes this Agreement to the Closing Date, PSC will conduct its business in the ordinary course and will not, without the prior written consent of Power Products, enter into any contract or commitment, incur any liability or take any other action related to the Purchased Assets where such contract, commitment, liability or action is not in the ordinary course of business.

                  (b) Notice of Claims. PSC shall promptly notify Power Products in writing of any claim or litigation, commenced or threatened, with regard to the Products, the Documentation or the Intellectual Property, or with regard to PSC's title or proprietary rights thereto that is brought to the attention of PSC during the warranty period set forth in Section 7(c) above.


                  (c) Mailing. Following the Closing Date, PSC shall participate with Power Products in a mailing to each of the Customers and prospects listed in the Disclosure Schedule to explain the transfer of the Purchased Assets to Power Products. The content for the mailing shall be mutually agreed upon and the mailing shall be at the parties' joint expense.


                  (d) No Interference. PSC hereby agrees that it will not in any way undertake to sell, lease, license, transfer or otherwise use the Product so as to interfere with the rights obtained by Power Products hereunder, nor will PSC permit or assist anyone else in so doing.

                  (e) Covenant Not to Compete. PSC hereby agrees that neither PSC nor any corporation controlled by or subject to the control of PSC, shall engage in the United States, or worldwide, for a period of five (5) years from the Closing Date, in the development, marketing, leasing or selling of any products so similar as to be substantially competitive with any one of the Products. Further, it is specifically agreed that this covenant is reasonable in scope and term, PSC being free to engage in the development, marketing, leasing or selling of all other types of products.


                  (f) Access to Records. Power Products' representatives, attorneys and accountants have had prior to the date hereof, and PSC shall allow them to continue to have until the Closing Date, reasonable access to the records and files, audits and properties of PSC as well as all information relating to taxes, commitments, contracts, titles and the financial condition of, or otherwise pertaining to, the business and affairs of PSC relating to the Purchased Assets. From the date hereof, PSC agrees to cause its accountants to cooperate with Power Products in making available all financial information concerning the Purchased Assets as is requested, and Power Products and its accountants shall have the right to examine all working papers pertaining to examinations of PSC's business relating to the Purchased Assets, or preparation of its report by PSC's accountants. Unless and until the Closing contemplated herein is consummated, Power Products shall hold in confidence, and shall use its best efforts to cause its representatives, attorneys and accountants to hold in confidence, all information (unless ascertainable from public or published information or trade sources) obtained as aforesaid, and if such Closing is not consummated within 30 days of the Closing Date, Power Products shall return to PSC all such copies of documents relating to the business, assets and operations of PSC, and Power Products shall continue to hold all such information in confidence, treat the same as confidential, and not use such information in the conduct of its business. Power Products agrees to make available to a designated representative of PSC the opportunity to review the books and records of Power Products to verify the capitalization of Power Products and the compliance by Power Products with respect to its obligations under Section 2(d)(i) of this Agreement.


                  (g) Payment of Taxes.Any tax returns required to have been filed by PSC for periods prior to the Closing Date shall be promptly so filed by PSC upon notice of the requirement to do so, and PSC shall include with all such filings all taxes, interest, and penalties due in connection therewith.



         9.       MARKETING OF THE PRODUCTS AND MICRO ENERGY (INDIA) LTD.
                  POTENTIAL

                  (a)  PSC  hereby  agrees  that,  as  a  consequence   of  this
Agreement, PSC will, following the Closing, have no right to manufacture, market or sell the Products.

                  (b) Power Products agrees to consider a future business relationship with Micro Energy (India) Ltd. ("MEI") on mutually agreeable terms. Specifically:

                           (i)      Power  Products  agrees to  consider  MEI
for MEI's  design  and  manufacturing resources in order to sell Power Products products in the Indian subcontinent, with any licensing and/or sales commission agreements to be based on mutually agreeable terms.

                           (ii)     Power Products agrees to consider MEI as a
 manufacturing partner for selected Power Products products subject to qualification of MEI's manufacturing facility by Power Products and demonstration by MEI of standards of quality and cost acceptable to Power Products.


         10.      INDEMNIFICATION

                  (a) Defense of Power Products. PSC will defend or settle, at its own expense, any claim or proceeding brought against Power Products by any person not a party to this Agreement and indemnify Power Products for any costs, expenses or damages incurred by Power Products arising out of or related to same, which claim or proceeding is:


                           (i)      based upon an  allegation  that PSC
breached any  provision  of any  agreement relating to any Product; or

                        (ii) based upon an allegation that PSC breached any provision of any representative or distributor agreement between PSC and any domestic or foreign representative or distributor of any Products; or

                           (iii)    based upon the inaccuracy of any
representation or warranty or a breach of any covenant of PSC contained herein;
or


                           (iv)     based upon the claims of any  creditor of
PSC asserting any lien against the Purchased Assets, which claims have not been assumed by Power Products; or

                           (v)      based upon:

                                    (A)     PSC's  failure  to file all federal,
state, local and foreign tax returns required to be filed for the jurisdictions in which the business or assets of PSC are subject to tax;

                                    (B)     any such return not being  complete,
accurate and in compliance with applicable law and regulations in all material respects; or

                                    (C)     PSC's  failure  to pay or  provide
for all such taxes of any nature whatsoever, with any related penalties, interest and liabilities, that are or would be shown on such tax returns as due and payable with respect to periods prior to the date hereof.

PSC will pay only those costs, damages, and reasonable fees of attorneys and other professionals finally awarded against Power Products or which Power Products is ordered to pay in any such claim or proceeding, plus the research fees and expenses incurred by Power Products associated with Power Products' defense of such claims.

                  (b) Control by PSC. In defending any claim or proceeding against Power Products, PSC shall have the option to choose the attorney to defend each party in connection with any such claim or proceeding and PSC shall pay for said defense with respect to any such claim brought by any third party, provided that PSC shall conduct the defense of any such claim or proceeding so as to the extent possible to prevent the taking or seizure of any Purchased Assets or the interruption of business of Power Products relating thereto or the imposition of any lien or other encumbrance against the same. Power Products shall have the right to hire an attorney or participate in such defense but the fees and expenses of such attorney shall be Power Products' expense unless (i) the employment thereof has been specifically authorized by PSC in writing or
(ii) PSC has failed to assume the defense.

                  (c) Notice. Power Products agrees to give PSC prompt notice of any claims; PSC's obligations under this Section 10 shall be conditional, however, on Power Products' notification to PSC of any claims.

                  (d) Non-Exclusive Remedies. The rights and remedies under this Section 10 shall be cumulative and in addition to any non-monetary remedies available to Power Products at law or in equity or otherwise.


                  (e) Time Limitation. No claim for indemnification shall be made under this Agreement nor shall PSC be obligated to defend or settle any claim or proceeding under Sections 10(a) (i), (ii), (iii), or (iv)above after the third anniversary of the Closing Date, unless prior thereto Power Products shall have given PSC written notice of such claim for indemnification or notice of a third party claim pursuant to Section 10(a).

No time limits shall apply to claims or proceedings under Section 10 (a) (vi).


                  (f) Indemnification Limitation. Notwithstanding anything herein to the contrary, the indemnification obligation of PSC to Power Products or any third party claimant under this Section 10 (except for Section 10 (a)
(vi)) shall not exceed one hundred fifty thousand dollars ($150,000) in the aggregate, to be collateralized against the Escrow Amount as set forth in
Section 2 (d)(i).



         11.      CONFIDENTIALITY

                  Power Products and PSC recognize and acknowledge that the Proprietary Information is a valuable, special and unique asset. The parties agree not to make or permit to be made any copies, abstracts or summaries of the Proprietary Information in any form, except in pursuit of their activities hereunder. PSC agrees to forever hold and maintain as confidential and proprietary all Proprietary Information unless and until any such information is public information or otherwise freely made available to the public without a confidentiality agreement. Power Products agrees to hold and maintain as confidential and proprietary all Proprietary Information until such information is public information or otherwise freely made available to the public without a confidentiality agreement. The parties hereto further agree not to use in the conduct of their respective businesses, and to keep confidential and not to disclose to others, except as required hereunder or by law, any matter or thing pertaining to the business of the other that is ascertained through their association under this Agreement, the disclosure of which would be contrary to the proprietary interests of any of the parties hereto. The parties agree that the provisions of the foregoing sentence of this Section 11 shall survive, whether or not the other provisions hereof remain in full force and effect, until mutually rescinded by the parties, provided that no rescission of the obligations of the foregoing sentence of this Section 11 and Section 8 (f) above shall be effective unless in writing and signed by the party against whom it is sought to be enforced. The parties further agree that upon consummation of this Agreement, Power Products shall have the right to use the Proprietary Information of PSC purchased by Power Products as Power Products sees fit in its discretion.


         12.      NOTICES

                  All notices, demands or consents required or permitted to be given under this Agreement shall be in writing and shall be sent by recognized courier service or by registered or certified mail, postage prepaid, return receipt requested, if to the Company at its principal executive offices, attention chief executive officer, and if to the PSC holders of the Series A Common, at their addresses as respectively shown on the Company's stock registry, and if to Power Sensors, then to Bharat Shah at his address as shown on the Company's records at the addresses as shall be given by any party to the others in writing. Notices shall be effective upon receipt, or, if receipt is refused, then two (2) days after the first day of attempted delivery.


         13.      WAIVER, AMENDMENT AND MODIFICATION

                  No waiver, amendment or modification of any provision hereof or of any right to remedy hereunder shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure by any party in exercising any right, power or remedy secured hereunder shall operate as a waiver of any such right, power or remedy.


         14.      ASSIGNMENT

                  This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto. No party hereto shall assign or transfer this Agreement to any party without the prior written consent of the other party, and any attempted assignment without such permission shall be void.


         15.      GOVERNING LAW AND ARBITRATION

                  The validity, construction and performance of this Agreement shall be governed by the substantive laws of the State of Illinois, excluding that body of the law applicable to choice of laws. In the event that any provision of this Agreement or the application of such provision shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

                  Any claim or controversy arising out of or related to this Agreement or any breach thereof, which claim or controversy cannot be resolved informally, shall be settled in Chicago, Illinois by arbitration before a single arbitrator agreeable to both parties under the then current commercial rules of the American Arbitration Association. If the parties cannot agree on an arbitrator within thirty (30) days after a demand for arbitration has been requested in writing by either of them, then arbitration shall proceed before an arbitrator appointed by the American Arbitration Association under its then current commercial rules. No discovery shall be permitted in such proceeding and the number of hearing days in the arbitration shall be limited to five (5) days in total, all taking place within a two week period. The first day of the hearing shall occur within thirty (30) days of the date the arbitrator is selected. The arbitrator shall issue a written decision within fifteen (15) days of the last hearing date; such decision shall list findings of fact and give the reasoning for the conclusions reached. The arbitration award shall be specifically enforceable, and judgment upon any award rendered pursuant to the arbitration may be entered in any court with jurisdiction over the parties and the subject matter of the dispute. The arbitrator shall have no right to award any punitive damages. Provided, however, that notwithstanding any other provision of this Section, either party shall have the right to seek injunctive relief (temporary, preliminary and/or permanent) in a court of law for any breach by a party of its confidentiality obligation as set forth herein.


         16.      COMPLIANCE WITH LAWS AND REGULATIONS

                  In performing their obligations pursuant to this Agreement, the parties hereto agree and covenant that they will comply with all applicable federal, state and local laws and regulations.


         17.      PROPRIETARY AGREEMENT

                  This Agreement shall be considered a confidential and a proprietary document. Except as otherwise herein provided, the parties hereto agree that neither this Agreement nor any specific provisions hereof shall be revealed or disclosed by it without the prior written consent of the other parties, except to the party's own agents, personnel with a need to know, or except as required to allow either party to (i) comply with any reporting obligations such party may have under federal securities laws or other applicable law, or (ii) exercise its rights pursuant to Section 14 above.


         18.      EXPENSES

                  Each of the parties hereto will pay its own expenses incurred in connection with this Agreement or any transaction contemplated by this Agreement. The cost of any mutually agreed audit prepared prior to or after the Closing will be shared equally by Power Products and PSC. If either party requires an audit for its own purposes, such audit shall be prepared at the sole expense of such party. The foregoing shall not be construed as limiting any rights which any party may have as the result of a misrepresentation or breach of obligation of any other party.


         19.      BULK SALES


                  Prior to the Closing Date, PSC shall use its best efforts to comply with any applicable notice requirements of the intended bulk transfer contemplated by this Agreement in compliance with Illinois law



         20.      NO THIRD PARTY BENEFICIARY RIGHTS

                  This Agreement is not intended to and shall not be construed to give any person or entity other than the parties signatory hereto any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.


         21.      COUNTERPARTS

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         22.      HEADINGS

                  The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.


         23.      INTEGRATION

                  This Agreement and the Exhibits and Disclosure Schedule hereto, constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended except as provided in Section 13 above. All statements contained in the Disclosure Schedule or other schedule hereto are an integral part of this Agreement, and shall be deemed representations and warranties hereunder. This Agreement, together with the Exhibits and Disclosure Schedule, supersedes, merges, and renders void any and all other agreements or understandings between the parties relating to its subject matter, including, without limitation, that certain Letter of Intent dated October 24, 1996. All Confidentiality and Nondisclosure Agreements between Power Products and PSC entered into prior to the date hereof shall remain in full force and effect to the extent they are not inconsistent with Power Products' ownership of the Purchased Assets.







         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ORYX POWER PRODUCTS CORPORATION     POWER SENSORS CORPORATION



By:_/s/ Ronald N. Spaight_______                     By:__/s/ Bharat S. Shah
Ronald N. Spaight                                       Bharat  S. Shah
(Printed Name)                                          (Printed Name)
President                                               President
(Printed Title)                                          (Printed Title)








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EXHIBIT INDEX


POWER SENSORS CORPORATION
DISCLOSURE SCHEDULE
Exhibit A         Purchased Assets
Exhibit B         Assumed Liabilities
Exhibit C         Customer List
Exhibit D         Products
Exhibit E         Contracts
Exhibit F         Insurance Policies
Exhibit G         Employee List

OTHER EXHIBITS

Exhibit 1         Form of Employment Agreement
Exhibit 2         Form of Promissory Note
Exhibit 3         Instruments of Transfer
Exhibit 4         Escrow Agreement
Exhibit 5         Oryx Power Products Corporation Financial Information

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